UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Argan, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Church Street

Suite 201

Rockville, MD 20850

301-315-0027

fax 301-315-0064

www.arganinc.com

May 14, 2012

Dear Fellow Argan, Inc. Stockholder:

You are cordially invited to attend our 2012 Annual Meeting of Stockholders to be held on Tuesday, June 26, 2012, at 11:00 a.m. local time, at the offices of Allen & Company LLC located at 711 Fifth Avenue, 10th Floor, New York, New York 10022. The matters to be acted upon at the meeting are described in detail in the accompanying notice of annual meeting of stockholders and proxy statement.

We are pleased to be using the Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and also help to conserve natural resources by reducing the use of paper. On or about May 15, 2012, we will mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2012 Proxy Statement and 2012 Annual Report and to vote online. The Notice also includes instructions on how to request a paper copy of the proxy materials, including the notice of annual meeting, proxy statement, annual report and proxy card.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to review our proxy materials and promptly cast your vote using the instructions provided in the Notice. You may vote your shares over the Internet or via a toll-free telephone number. Alternatively, if you requested or received a paper copy of the proxy materials by mail, you may vote over the Internet, you may vote by telephone, or you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained in the Notice and proxy card.

As described in the accompanying proxy statement, the Company’s Board of Directors has approved the matters included in the proposals presented there, and believes that they are fair to, and in the best interests of, the Company’s stockholders. Thank you for your continued support of Argan, Inc.

I look forward to seeing you on June 26th.

Very truly yours,

Rainer H. Bosselmann
Chief Executive Officer

Argan, Inc.

One Church Street, Suite 201

Rockville, Maryland 20850

Notice of

Annual Meeting of Stockholders

to Be Held Tuesday, June 26, 2012

To Our Stockholders:

Our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on June 26, 2012 at 11:00 a.m., local time, at the offices of Allen & Company LLC located at 711 Fifth Avenue, 10th Floor, New York, New York 10022, for the following purposes:

1. To elect eight directors to our Board of Directors, each to serve until our 2013 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal;

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year ending January 31, 2013; and

3. To transact any other business that may properly come before the 2012 Annual Meeting of Stockholders or any adjournment or postponement of the meeting.

These items of business are more fully described in the accompanying proxy statement. Only stockholders of record at the close of business on April 30, 2012 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please cast your vote via either the Internet, telephone or mail before the Annual Meeting so that your shares will be represented at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Arthur F. Trudel
Corporate Secretary

Rockville, Maryland

May 14, 2012

If you plan to attend the 2012 Annual Meeting on June 26, 2012, as a courtesy to the building management at 711 Fifth Avenue, we request that you call, fax or email your intentions so that we can notify the front desk of your attendance. Please notify Sherolyn Nanson by phone at 301-315-0027, by fax at 301-315-0064, or by email at ssnanson@arganinc.com.

Argan, Inc.

One Church Street, Suite 201

Rockville, Maryland 20850

Proxy Statement

May 14, 2012

The accompanying proxy is solicited on behalf of the Board of Directors of Argan, Inc., a Delaware corporation (referred to herein as “Argan” or the “Company”), for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 26, 2012, at 11:00 a.m., local time, at the offices of Allen & Company LLC located at 711 Fifth Avenue, 10th Floor, New York, New York 10022. This proxy statement for 2012 (the “Proxy Statement”) and the accompanying proxy card are being mailed starting on or about May 15, 2012 to stockholders of record on April 30, 2012. Our Annual Report on Form 10-K for the fiscal year ended January 31, 2012 (the “Annual Report”) is enclosed with the Proxy Statement.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following two matters, and to transact any other business that may properly come before the Annual Meeting.

1. The election of eight directors to our Board of Directors, each to serve until our 2013 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal;

2. The ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year ending January 31, 2013.

If a proxy is properly executed and returned to the Company via either the Internet, telephone or mail in time for the Annual Meeting and is not revoked prior to the time it is exercised, the shares represented by the proxy will be voted in accordance with the directions specified therein for the matters listed on the proxy card. Unless the proxy specifies that it is to be voted against or is an abstention on a listed matter, proxies will be voted “FOR” each of the two proposals set forth above and otherwise in the discretion of the proxy holders as to any other matter that may come before the Annual Meeting.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Internet Availability of Proxy Materials

As permitted by rules of the Securities and Exchange Commission (the “SEC”), we are making our Proxy Statement and Annual Report available to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. On or about May 15, 2012, we will begin mailing to each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials on the Internet, including our Proxy Statement and Annual Report for the current year, and how to access an electronic proxy card to vote on the Internet or by telephone.

The Notice will also contain instructions on how to receive a paper copy of the proxy materials. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm may provide you with a Notice. Follow the instructions on that Notice to access our proxy materials and vote online, or to request a paper copy of our proxy materials. If you received these materials in paper form, the materials should include a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

Voting

Each stockholder is entitled to one vote for each share of Argan, Inc. common stock (“Common Stock”) that the stockholder owns as of April 30, 2012 with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Record Date

Only stockholders of record at the close of business (5:00 p.m. Eastern Daylight Time) on April 30, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Stockholders of record will be entitled to one vote for each share of Common Stock held. For information regarding holders of more than 5% of the outstanding Common Stock, see “Principal Stockholders.”

Outstanding Shares

At the close of business on the Record Date, April 30, 2012, there were 13,676,865 shares of Common Stock outstanding. The closing price of our Common Stock on the Record Date, as reported by NYSE Amex, was $14.58 per share.

Quorum; Effect of Abstentions and “Broker Non-Votes”

A majority of the shares of Common Stock outstanding on the Record Date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

If stockholders indicate on their proxy card that they wish to abstain from voting, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the Annual Meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals.

If a stockholder does not give a proxy to his/her broker with instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the ratification of Grant Thornton LLP as our independent registered public accountants. Brokers cannot vote on their customers’ behalf on “non-routine” proposals. These rules apply to us notwithstanding the fact that shares of our Common Stock are traded on the NYSE Amex market. If a broker votes shares that are unvoted by its customers for or against “routine” proposals, these shares are counted for the purpose of determining the outcome of such “routine” proposals as well as for the purpose of establishing a quorum.

The New York Stock Exchange rules no longer grant brokers discretionary authority to vote in the election of directors. Therefore, if you hold your shares of Common Stock in street name and do not provide voting instructions to your broker, your shares will not be voted in the election of directors. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted in the election of directors. Please follow the instructions set forth in the Notice.

The effects of broker non-votes and abstentions (i.e. if you or your broker mark “ABSTAIN” on a proxy card) on the counting of votes for each proposal is described below.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker holding shares in street name for the beneficial owner thereof does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals. Therefore, broker non-votes are not counted for the purpose of determining whether stockholders have approved these types of matters. For the purpose of determining whether stockholders have approved a matter, abstentions are treated as shares present or represented and voting.

Voting Rights; Required Vote

Holders of Common Stock are entitled to one vote for each share held as of the Record Date. The votes required to approve each proposal are as follows:

• Election of Directors. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

• Ratification of Accountants. Approval of this proposal, which is considered to be routine, requires the affirmative vote by holders of at least a majority of the shares of Common Stock who attend the Annual Meeting in person, or are represented at the Annual Meeting by proxy. Abstentions will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.

Accordingly, abstentions, broker non-votes or the failure to either return a proxy or to attend the Annual Meeting will be deemed to be the related stockholder not voting on the Election of Directors and the Ratification of Accountants.

Our Named Executive Officers and the members of our Board of Directors will vote the shares of Common Stock beneficially owned or controlled by them (representing approximately 11% of the shares of Common Stock issued and outstanding as of January 31, 2012) in favor of each of the proposals discussed above.

You may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Corporate Secretary at Argan, Inc., One Church Street, Suite 201, Rockville, Maryland 20850, by executing and delivering a subsequently dated proxy, or by attending the Annual Meeting and voting in person. Proxies solicited by our Board of Directors will be voted in accordance with the directions given therein. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors with respect to the proposals described herein.

A quorum of stockholders is necessary to take action at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the meeting will constitute a quorum. Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. The inspector of elections will treat broker non-votes as present and entitled to vote for purposes of determining whether a quorum is present.

Voting of Proxies

If you complete and return a proxy pursuant to the appropriate instructions, it will be voted in accordance with the specifications made on the proxy card. If no specification is made on a submitted proxy, the shares represented by the proxy will be voted “FOR” each proposal, including “FOR” the election to the Board of Directors of each of the nominees named on the proxy card, and “FOR” any other matter that may be properly brought before the Annual Meeting. If you attend the Annual Meeting, you may also vote in person, and any previously submitted votes will be superseded by the vote you cast in person at the Annual Meeting.

Adjournment of Meeting

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.

Expenses of Soliciting Proxies

The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. After the original mailing of the proxy materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph, facsimile, e-mail or in person. After the original mailing of the proxy cards and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our Common Stock forward copies of the proxy cards and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. The Company may reimburse brokers, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

Revocability of Proxies

Any person submitting a proxy via the Internet, telephone or mail has the power to revoke it at any time before it is voted. A proxy may be revoked by submitting a properly completed proxy with a later date, by delivering a written notice of revocation to Continental Stock Transfer & Trust Company (our stock transfer agent) at 17 Battery Place, New York, New York 10004 or to the Corporate Secretary at Argan, Inc., One Church Street, Suite 201, Rockville, Maryland 20850, or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of a stockholder who has previously appointed a proxy will not revoke the appointment. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the Common Stock and that the broker, bank or other nominee is not voting the shares at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The members of our Board of Directors are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and shall have been qualified. Vacancies and newly-created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of the directors then in office.

At the Annual Meeting, our stockholders are being asked to elect eight individuals to our Board of Directors, all of whom currently serve in that capacity. Unless a stockholder withholds authority, the holders of proxies representing shares of Common Stock will vote “FOR” the election of each of the nominees listed below.

Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or for good cause will not serve as a member of our Board of Directors. However, if a nominee shall be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the Board of Directors.

Directors/Nominees

The names of the nominees, their ages as of April 30, 2012, and certain information about them are set forth below:

Name	Age	Position
Rainer H. Bosselmann	69	Chairman of the Board
Henry A. Crumpton	55	Director
Cynthia A. Flanders	57	Director
William F. Griffin, Jr.	57	Director
William F. Leimkuhler	60	Director
W.G. Champion Mitchell	65	Director
James W. Quinn	54	Director
Brian R. Sherras	54	Director

Rainer H. Bosselmann. Mr. Bosselmann has been a Director and Chairman of the Board of Directors since May 2003 and our Chief Executive Officer since October 2003. Mr. Bosselmann was a Director and Vice Chairman of the Board from January 2003 to May 2003. Mr. Bosselmann was Chairman of the Board, Chief Executive Officer and a Director of Arguss Communications, Inc. (“Arguss”), a telecommunications infrastructure company listed on the New York Stock Exchange, from 1996 through 2002 and President of Arguss from 1997 through 2002. Since 1996, Mr. Bosselmann has served as a principal with Holding Capital Group, Inc., a firm engaged in mid-market acquisitions and investments. From 1991 through 1995, Mr. Bosselmann served as Vice Chairman of the Board and President of Jupiter National, Inc. (“Jupiter National”), a business development company listed on the American Stock Exchange. Mr. Bosselmann currently serves as a director of The Roberts Company and Morgan Contracting Inc., both privately owned firms.

Mr. Bosselmann’s long tenure as CEO and Chairman positions him to contribute to the Board his extensive knowledge of the Company, its history and development, and to provide critical continuity to the Board of Directors. As CEO of Arguss and then the Company, he has developed substantial expertise in managing public companies with diverse and remotely-located business operations, and in identifying, executing and integrating acquisitions. He possesses the leadership skills that are important to the Board of Directors and the Company.

Henry A. Crumpton. Ambassador Crumpton has been a member of our Board of Directors since February 2008. Ambassador Crumpton has been President of the Crumpton Group since February 2007. He was Ambassador-at-Large for Counterterrorism at the United States Department of State from August 2005 to February 2007. Ambassador Crumpton was Chief of the National Resources Division at the Central Intelligence Agency from 2003 to August 2005.

Ambassador Crumpton’s distinguished career as a senior official for a variety of federal agencies in various positions has provided him with extensive experience in executive management. He has demonstrated success in assembling teams of diverse, high-level individuals and in directing their efforts to achieve specific objectives. In addition, the Board values his expertise and experience with the development, coordination and implementation of important organizational policies.

Cynthia A. Flanders. Ms. Flanders has been a member of our Board of Directors since April 2009. In 2009, she also founded Skipjack Partners LLC, a woman-owned consultancy that advises entrepreneurs and businesses on issues of capital, strategy, organization and management. From 1975 through 2009, Ms. Flanders held a series of positions of increasing responsibility with Bank of America and its predecessor organizations (the “Bank”). Ultimately, she served as the Global Commercial Banking Executive for the Bank’s Mid-Atlantic region overseeing eight commercial banking markets and over 80 client teams delivering a full array of financial services to over 6,000 small, middle market and micro cap clients in South/Central New Jersey, Pennsylvania, Delaware, Maryland, Virginia and the District of Columbia. From 2000 to 2008, as a Commercial Market Executive, Ms. Flanders led twelve client management teams covering middle market clients and prospects throughout Maryland and the Washington, D.C. metropolitan area. In addition to spending over 20 years in commercial banking, Ms. Flanders also worked in the consumer banking, operations and finance organizations of the Bank.

With her long career at the Bank, Ms. Flanders brings to the Board and the Company considerable experience in executive management and strategic planning, as well as expertise in financial analysis and capital structuring. Her many years of lending to businesses in the mid-Atlantic region have provided her with a unique understanding of our business and the construction industry. In addition, she represents an important resource for consultation regarding commercial banking matters.

William F. Griffin, Jr. Mr. Griffin was appointed to the Board of Directors in April 2012. He is a co-founder of Gemma Power Systems, LLC and its affiliated companies (“GPS”), all wholly-owned subsidiaries of Argan since their acquisition in December 2006. Mr. Griffin is a veteran of power plant construction with over 34 years of related experience. He has been Vice Chairman of GPS since November 2007 and Chief Executive Officer of GPS since September 2008. From September 2008 to January 2009, he was also President of GPS. From December 2006 to November 2007, he was Chief Executive Officer of GPS. Under Mr. Griffin’s leadership, GPS has broadened its activities into the growing renewable energy industry by providing engineering, procurement and construction services to the owners of alternative energy power plants, including biomass, wind and solar facilities. The net revenues of GPS represented over 93% of the net revenues of our consolidated net revenues from continuing operations for the year ended January 31, 2012.

With Mr. Griffin’s appointment, our Board of Directors has added a member with significant senior executive experience in the energy-related construction sector. Also, as the only member of the senior management of one of our operating companies to serve on our Board, Mr. Griffin contributes a level of understanding of our business not easily attainable by an outside member of our Board of Directors. Based on the depth of his experience, the Board anticipates Mr. Griffin making important and savvy contributions to its deliberations regarding our strategic direction and the selection of potential business partners for large future construction projects.

William F. Leimkuhler. Mr. Leimkuhler has been a member of our Board of Directors since June 2007. He has been General Counsel and Director of Business Development of Paice Corporation, a privately held developer of hybrid electric powertrains, since 1999. From 1994 through 1999, he held various positions with Allen & Company LLC, a New York investment banking firm, initially serving as the firm’s General Counsel. Prior to that, Mr. Leimkuhler was a corporate partner with the New York law firm of Werbel & Carnelutti (now Heller Ehrman White & McAuliffe). Mr. Leimkuhler is a Director of U.S. Neurosurgical, Inc. (OTCBB: USNU), and also serves on the Board of a number of privately held companies. He served as a Director of Integral Systems, Inc. (NASDAQ: ISYS) and Speedus Corp. (NASDAQ: SPDE).

The experience that Mr. Leimkuhler has developed as a legal executive with an investment banking firm, a securities law firm partner and a board member for other public companies makes him a valuable member of our Board, and a well-qualified Audit Committee chairman. He is a respected source of legal guidance to the members of the executive management team and the members of our Board of Directors and provides special insight to them on matters relating to financial reporting and corporate governance requirements.

W.G. Champion Mitchell. Mr. Mitchell has been a member of our Board of Directors since October 2003. From January 2003 until June 2008, Mr. Mitchell was Chairman of the Board and Chief Executive Officer of Network Solutions, Inc. which was engaged in the creation, marketing and management of digital identity and web presence products. From August 2001 to 2003, Mr. Mitchell was Executive Vice President and General Manager, Mass Markets Division, of VeriSign Inc. which is a provider of critical Internet infrastructure services. From May 1999 to March 2000, Mr. Mitchell was Chairman, President and Chief Executive Officer of Convergence Equipment Company, a telephony switch manufacturer. Mr. Mitchell currently serves as a director of two privately-held companies, Direct Brands, Inc. and The 41st Parameter, Inc.

Mr. Mitchell brings to the Board business leadership skills honed as a former chief executive officer for a series of companies. This background makes him a valuable source of advice and consultation for the management team and the other members of the Board as we address the contemporary issues facing public companies today. His many years of experience as a corporate executive and his length of service on our Board provide him with a unique capability to assess the needs of the Board and to evaluate the value of potential Board members, and with substantial insight into management, operational and financial matters, and knowledge of market conditions and trends.

James W. Quinn. Mr. Quinn has been a member of our Board of Directors since May 2003. Mr. Quinn is currently a Managing Director of Allen & Company LLC (“Allen”), an investment banking firm. Since 1982, Mr. Quinn has served in various capacities at Allen and its affiliates, including head of the Corporate Syndicate Department and Chief Financial Officer. Mr. Quinn served as a Director of Arguss from 1999 through 2002.

Mr. Quinn’s experience with financial and investment banking matters at Allen and his terms of service on the boards of the Company and Arguss make him a valued member of our Board and chair of the Board’s Compensation Committee. His many years of experience allow him to counsel the Board on matters such as executive compensation, mergers and acquisitions, capital structure, financings and strategic planning and to provide insightful views on public company reporting matters and general business trends.

Brian R. Sherras. Mr. Sherras was appointed to our Board of Directors in March 2012. He holds the position of Director—Sales and Business Development for Atlantic Projects Company Ltd. (“APC”), a management-owned limited liability company registered in Ireland that provides construction, engineering and maintenance services to the power generation sector with a historical focus on the installation of gas and steam turbines for combined cycle natural gas-fired power plants. He is responsible for global sales and business development. Prior to joining APC in 1999, Mr. Sherras held a succession of technical and management positions with the Power Systems group of General Electric Company.

The significance of Mr. Sherras’ experience in our industry makes him an important new member of our Board of Directors as we consider various opportunities to expand our business. His wealth of knowledge about the construction of turbine-based power plants, especially overseas projects, is a valuable element in the spectrum of business experience represented by the members of our Board of Directors.

Composition of Board of Directors

The number of directors which shall constitute the whole Board of Directors shall be not less than four or more than ten. The eight current directors will stand for re-election at the Annual Meeting as described in this Proxy Statement.

Director Attendance at the Annual Meeting

Although we do not have a formal policy with respect to the attendance of members of our Board of Directors at annual meetings, we strongly encourage all members of our Board of Directors to attend the annual meeting. All but one of our directors attended last year’s annual meeting, and we expect that all of our directors will attend this year’s Annual Meeting.

Board of Directors Meetings and Committees

During the fiscal year ended January 31, 2012, the Board of Directors met five (5) times, including one telephone conference meeting, and acted by unanimous written consent on two (2) other occasions. All Board members were present for the meetings held during the year except Mr. Jordan who attended one of the three meetings held before his resignation.

The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee. The functions of each of these committees and their members are specified below. The latter three committees operate under written charters approved by the Board of Directors, and which were reviewed and affirmed by the Board in June 2011 and are available on our website at www.arganinc.com.

The Executive Committee is comprised of Messrs. Bosselmann (who is the chairman of this committee), Mitchell and Quinn. The Executive Committee, which held no meetings during fiscal year ended January 31, 2012, is authorized to exercise the general powers of the Board of Directors in managing the business and affairs of the Company between meetings.

The members of the other three committees are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating Committee
Henry A. Crumpton	Member		Member
Cynthia A. Flanders	Member	Member
William F. Griffin, Jr.
William F. Leimkuhler	Chairman	Member
W.G. Champion Mitchell			Chairman
James W. Quinn		Chairman	Member
Brian R. Sherras

The Board has determined that the following members of the Board are independent directors, as such term is defined in Section 803 of the NYSE Amex Company Guide: Messrs. Leimkuhler, Mitchell, Quinn, Sherras, Ambassador Crumpton and Ms. Flanders. The independent directors meet from time to time in executive session without the other members.

Audit Committee. During the fiscal year ended January 31, 2012, the Audit Committee met five (5) times, including telephone conference meetings. Two members each missed one meeting. The members of the Audit Committee are all independent directors under applicable SEC and stock exchange rules. In addition, the Board of Directors has determined that at least one of the independent directors serving on the Audit Committee, Mr. Leimkuhler, is an audit committee financial expert, as that term has been defined by SEC rules.

The written charter of the Audit Committee was adopted in October 2003. The Audit Committee assists the full Board of Directors in its oversight of our financial accounting, reporting and internal controls by meeting with members of management and our independent registered public accountants. The Audit Committee has the responsibility to review our annual audited financial statements, and meets with management and the independent accountants at the end of each quarter to review the quarterly financial results. In addition, this group considers and approves the employment of, and approves the fee arrangements with, independent accountants for audit and other functions. The Audit Committee reviews our accounting policies and internal controls.

Compensation Committee. In April 2011 and by unanimous written consent, the members of the Compensation Committee approved the Amended and Restated Employment Agreement for William F. Griffin, Jr., the Chief Executive Officer of GPS, that is discussed below. The members held other telephone discussions, primarily to review the performance of our Chief Executive and Chief Financial Officers which resulted in the full Board’s approval in February 2012 of cash bonus amounts and awards of options to purchase common stock relating to the year ended January 31, 2012. The members of the Compensation Committee are independent directors under applicable stock exchange rules. No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended January 31, 2012.

The written charter for the Compensation Committee was adopted in April 2004. The Compensation Committee is responsible for implementing and reviewing executive compensation plans, policies and programs in an effort to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of our business objectives and to align the interests of executive officers with the long-term interests of our stockholders. To that end, it is the responsibility of the Compensation Committee to develop and approve periodically a general compensation plan and salary structure for our executive officers that considers business and financial objectives, industry and market pay practices and/or such other information as may be deemed appropriate. It is the responsibility of the Compensation Committee to review and recommend for approval by the independent directors of the full Board of Directors the compensation (salary, bonus and other compensation) of our Chief Executive Officer, to review and approve the compensation (salary, bonus and other compensation) of our other executive officers, and to review and approve perquisites offered to our executive officers. The Compensation Committee shall also review and approve corporate goals and objectives relevant to the compensation of our executive officers, evaluate performance in light of the goals and objectives, and review and approve all employment, retention and severance agreements for our executive officers.

The Compensation Committee acts on behalf of the Board of Directors in administering compensation plans approved by the Board and/or the stockholders (including our 2011 Stock Plan and 2001 Stock Option Plan) in a manner consistent with the terms of such plans, reviews and makes recommendations to the Board of Directors with respect to new compensation, incentive and equity-based plans, and reviews and makes recommendations to the Board on changes in major benefit programs for our executive officers. The Compensation Committee also reviews the management succession program for the Chief Executive Officer and selected other executive officers.

Nominating Committee. The written charter of the Nominating Committee was adopted in April 2004. The Nominating Committee is responsible for identifying individuals qualified to become members of our Board of Directors, and for recommending to the Board of Directors the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board of Directors to fill any vacancies on the Board. The Board of Directors believes that the Board, as a whole, should include individuals with a diverse range of experience to give the Board both depth and breadth in the mix of skills represented for the benefit of our stockholders. To that end, the Board endeavors to include in its overall composition an array of targeted skills that complement one another rather than requiring each director to possess the same skills, perspective and interests. Accordingly, the Nominating Committee and the full Board consider the qualifications of directors and director nominees both individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Nominating Committee considers the gender and ethnic diversity of the Board of Directors and uses certain other selection criteria as a guide in its selection process including the following: (i) nominees should have a reputation for integrity, honesty and adherence to high ethical standards; (ii) nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term business objectives and should be willing and able to contribute positively to our decision-making process; (iii) nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board of Directors and its committees; (iv) nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; and (v) nominees should not have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The Nominating Committee is also responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

The Nominating Committee will consider nominees for the Board of Directors recommended by stockholders. Nominations by stockholders must be in writing, must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of our Common Stock. Any such submission must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating Committee is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of the Board of Directors. Nominations must be delivered to the committee’s attention at our headquarters address.

The full Board unanimously approved the appointment of Mr. Sherras and Mr. Griffin to our Board of Directors in March 2012 and April 2012, respectively.

Board Leadership and Risk Oversight

Mr. Bosselmann, our Chief Executive Officer, currently serves as the Chairman of our Board of Directors. Mr. Griffin is also a member of management. Six of the eight members of the Board are considered to be independent based on our Board’s consideration of our independence standards and the applicable New York Stock Exchange independence standards. The Board believes that its current leadership structure provides independent Board leadership and engagement while also deriving the benefit of having our Chief Executive Officer serve as Chairman of the Board. The Board has determined that Mr. Bosselmann, the individual with primary responsibility for managing the Company’s day-to-day operations, is best positioned to chair regular Board meetings and to lead and facilitate discussions of key business and strategic issues. The Board has not designated a lead independent director.

The Board periodically reviews the structure of the Board. As set forth in our bylaws, the Board is empowered to choose any one of its members (and not just the Chief Executive Officer) as Chairman of the Board. The Board believes that we have best corporate practices in place to ensure that the Company maintains a strong and independent Board, the highest standards of corporate governance and the continued accountability of the Chief Executive Officer to the Board. This structure is evidenced by the composition of the current Board of Directors and its Audit, Compensation and Nominating Committees.

All of the members of such committees are independent directors. Consequently, independent directors directly oversee critical matters such as the remuneration policy for executive officers, succession planning, our corporate governance guidelines, policies and practices, the director nomination process, our corporate finance strategies and initiatives, and the integrity of our consolidated financial statements and internal controls over financial reporting.

One of the Board’s key functions is oversight of our risk management process. The Board administers its oversight function directly through the Board as a whole, which has the ultimate oversight responsibility for the risk management process, as well as through the standing Audit, Compensation and Nominating Committees that address risks inherent in their respective areas of oversight.

Our Audit Committee considers and discusses our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment, risk management and our insurance program is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of the internal assessments of our system of internal control over financial reporting and the audits conducted by our independent registered public accountants. The whole Board monitors the effectiveness of our corporate codes of conduct and ethics, including whether they are successful in preventing wrongful conduct, and risks associated with the independence of the Board members, potential conflicts of interest and succession planning.

The Compensation Committee administers our stock plans, and reviews and recommends the salaries and bonuses paid to the executive officers while assessing whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The entire Board approves the salary and bonus amounts paid to executive officers and approves all stock option awards. Senior management reports on enterprise risks issues, including operational, financial, legal and regulatory, and strategic and reputation risks, to the appropriate committee or to the full Board.

The entire Board and the committees receive reports on areas of material risk and, for each committee, the committee’s area of oversight, from senior management, our internal audit firm, our independent registered public accountants, outside counsel, and other members of management and professional advisors. When one of the committees receives any such report, the chairman of the committee reports on the discussion to the full Board of Directors at the next Board meeting. This process enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Compensation of Directors

Each non-employee member of our Board of Directors receives an annual fee of $20,000, plus $300 for each formal meeting attended. Members of the Audit Committee receive an additional annual fee of $5,000. Directors are reimbursed for reasonable expenses actually incurred in connection with attending each formal meeting of the Board of Directors or any committee thereof. Directors are also eligible for the award of options to purchase shares of our Common Stock. The following table summarizes the fees and other compensation for the non-employee members of our Board of Directors for the fiscal year ended January 31, 2012:

Name	Fees	Stock Option Awards(1)	All Other Compensation	Total Compensation
Henry A. Crumpton	$27,100	$31,600	$—	$58,700

Cynthia A. Flanders	27,700	31,600	$—	59,300

DeSoto S. Jordan(2)	13,100	—	$—	13,100

Daniel A. Levinson(2)	21,500	31,600	$—	53,100

William F. Leimkuhler	28,000	31,600	$—	59,600

W.G. Champion Mitchell	21,500	31,600	$—	53,100

James W. Quinn	21,800	31,600	$—	53,400

(1)	Amounts represent the aggregate award date fair value computed in accordance with the current guidance provided by generally accepted accounting principles in the United States, and reflect the assumptions discussed in Note 15 – Stock Based Compensation of our consolidated financial statements included in Item 8 of our Form 10-K Annual Report for the year ended January 31, 2012.
(2)	The resignations of Mr. Jordan and Mr. Levinson from the Board of Directors, effective July 8, 2011 and January 23, 2012, respectively, were for personal reasons. Neither departure was related to any disagreement with members of the Board or management regarding our operations, policies or practices.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF

THE NOMINATED DIRECTORS IDENTIFIED ON PAGE 5

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has selected Grant Thornton LLP (“Grant Thornton”) as the independent registered public accountants to perform the audit of our consolidated financial statements for our fiscal year ending January 31, 2013, and our stockholders are being asked to ratify the Audit Committee’s selection. Grant Thornton has served as our independent registered public accountants since May 2006. Representatives of the accounting firm are not expected to be present at the Annual Meeting.

Fees

The following table below presents billed fees for professional services rendered to us by Grant Thornton for work performed during and related to the fiscal years ended January 31, 2012 and 2011.

	2012	2011
Audit Fees	$405,000	$406,000
Tax Fees	38,000	10,000
All Other Fees	—	—

Total Fees	$443,000	$416,000

Audit Fees. This category consists of fees billed for professional services rendered for annual audits of our consolidated financial statements, for reviews of quarterly condensed consolidated financial statements, for the review of current reports and other documents filed with the SEC, and for other accounting consultation.

Tax Fees. This category consists of fees billed for professional tax services provided in the areas of compliance, research, advice and planning.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee of the Board of Directors has established a policy requiring the advance approval of any non-audit services to be performed by our independent registered public accountants or any other accounting or audit firm. Occasionally, the Audit Committee Chairman pre-approves certain non-audit related fees and the entire Audit Committee ratifies the Chairman’s pre-approval in a subsequent Audit Committee meeting in accordance with SEC requirements. For the fiscal year ended January 31, 2012, the Audit Committee followed these guidelines in approving all services rendered by accounting and audit firms.

THE BOARD RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors is composed of three independent directors. The Audit Committee adopted a written charter, a copy of which can be found on our website at www.arganinc.com. The Board of Directors has made a determination that the members of the Audit Committee satisfy the independence and other requirements of applicable NYSE Amex and SEC rules. The Board of Directors has also made the determination that at least one member of the Audit Committee is a “financial expert” as that term is defined in applicable SEC rules.

The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by our Board of Directors in October 2003. The Audit Committee is responsible for, among other things, appointing, establishing the compensation for, supervising and, where appropriate, replacing the Company’s independent public accountants; considering the qualifications and independence of the Company’s independent accountants; approving all audit and non-audit services provided by the Company’s independent public accountants; and reviewing and discussing with our management and the Company’s independent public accountants the Company’s consolidated financial statements. The Company’s independent public accountants are required to report directly to the Audit Committee. The Audit Committee also reviews our accounting policies, internal control procedures and systems and compliance activities and also reviews the Charter of the Audit Committee.

The following is a report on the Audit Committee’s activities relating to the fiscal year ended January 31, 2012.

Review of Audited Financial Statements

The Audit Committee reviewed and discussed our audited consolidated financial statements as of January 31, 2012 and for the year then ended with the management of the Company and with Grant Thornton LLP, the Company’s independent registered public accountants.

Review of Other Matters with the Independent Registered Public Accountants

The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received from Grant Thornton LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Grant Thornton LLP matters relating to the firm’s independence from the Company. There were no independence matters brought to the attention of the Audit Committee.

Recommendation That Financial Statements Be Included in the Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements described above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2012 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

William F. Leimkuhler (Chairman, Audit Committee)

Henry A. Crumpton (Member, Audit Committee)

Cynthia A. Flanders (Member, Audit Committee)

PRINCIPAL STOCKHOLDERS

The following table presents the number of shares of our Common Stock beneficially owned as of January 31, 2012, by (i) each director, (ii) each executive officer named in the Summary Compensation Table below, (iii) all directors and executive officers as a group, and (iv) each person who, to our knowledge, owns beneficially more than five percent (5%) of our Common Stock. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Shares	Beneficial
	Beneficially	Ownership
Name and Address	Owned(1)	Percentage(1)
William F. Griffin, Jr.(2)	744,993	5.45%
Rainer H. Bosselmann(3)	430,660	3.11%
Arthur F. Trudel(4)	149,124	1.08%
James W. Quinn(5)	104,570	*
Daniel L. Martin(6)	50,000	*
W.G. Champion Mitchell(7)	25,000	*
William F. Leimkuhler(7)	25,000	*
Henry A. Crumpton(7)	25,000	*
Cynthia A. Flanders(7)	25,000	*
Brian R. Sherras	—	—
Officers and Directors as a Group (10 Persons)(8)	1,579,347	11.17%
NSB Advisors LLC(9)	4,824,631	35.32%
Richard L. Scott(10)	1,673,000	12.25%
Daniel A. Levinson(11)	1,388,270	10.12%
MSR Advisors, Inc.(12)	1,360,270	9.93%
Utility Service Holding Co., Inc.(13)	1,110,850	8.13%
John W. Blackburn(14)	817,106	5.98%

*	Less than 1%.
(1)	Applicable percentage of ownership is based on 13,657,865 shares of Common Stock outstanding at January 31, 2012, together with applicable options and warrants for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants that are currently exercisable or exercisable within 60 days of January 31, 2012 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted in the footnotes below, the address for each of the individuals listed in the table above is c/o Argan, Inc., One Church Street, Suite 201, Rockville, MD 20850.
(2)	Includes 646,150 shares owned by the William F. Griffin, Jr. GRAT for which Mr. Griffin is a trustee. Also includes 98,843 shares owned by the Joel M. Canino Revocable Trust and deemed to be beneficially owned by Mr. Griffin who is a co-trustee. Excludes 55,965 shares owned by the Griffin Family Trust for which Mr. Griffin’s wife is the trustee and for which Mr. Griffin disclaims beneficial ownership.

(3)	Includes 238,710 shares owned by Mr. Bosselmann, 23,850 shares owned by Mr. Bosselmann’s wife (of which Mr. Bosselmann disclaims beneficial ownership), and options to purchase 108,100 shares of Common Stock and warrants to purchase 60,000 shares of Common Stock, all of which are held by Mr. Bosselmann and are fully vested.
(4)	Includes 10,000 shares of Common Stock owned by Mr. Trudel and options to purchase 79,124 shares of Common Stock and warrants to purchase 60,000 shares held by Mr. Trudel, all which are fully vested.
(5)	Includes options to purchase 25,000 shares of Common Stock held by Mr. Quinn, all of which are fully vested. Does not include 531,183 shares of Common Stock held by Allen & Company LLC and affiliates. Mr. Quinn disclaims beneficial ownership of the shares held by Allen & Company LLC and affiliates.
(6)	Includes an option to purchase 50,000 shares of Common Stock which is fully vested.
(7)	In each case, includes options to purchase 25,000 shares of Common Stock, all of which are fully vested.
(8)	Includes options to purchase 108,100 shares of Common Stock and warrants to purchase 60,000 shares of Common Stock held by Mr. Bosselmann, options to purchase 79,124 shares of Common Stock and warrants to purchase 60,000 shares of Common Stock held by Mr. Trudel, an option to purchase 50,000 shares of Common Stock held by Mr. Martin, and options to purchase 125,000 shares of Common Stock held by certain independent members of our Board of Directors.
(9)	Based upon a Schedule 13G/A filed with the SEC by NSB Advisors LLC (“NSB”) as of December 31, 2011. The filing reports 4,824,631 shares of Common Stock beneficially owned by NSB, a Maryland organization, with sole dispositive power. NSB reports that it has no voting power with respect to the shares. The address for NSB is 200 Westage Business Center Drive, Suite 228, Fishkill, NY 12524.
(10)	Based upon a Form 5 filed with the SEC by Mr. Scott on February 15, 2011. The address reported by Mr. Scott is 28 West 44th Street, Suite 1111, New York, NY 10036.
(11)	Includes options to purchase 25,000 shares of Common Stock held by Mr. Levinson who resigned from our Board of Directors effective January 23, 2012. Includes 1,320,270 shares and warrants to purchase 40,000 shares beneficially owned (in the aggregate) by the MSRA Persons (see note (12) below). Includes 3,000 shares owned directly by Tri-Lev LLC, a Connecticut limited liability company (“Tri-Lev”). Mr. Levinson is the President and sole shareholder of MSRA, and is the Managing Member of MSRI Partners, MSRII GP and Tri-Lev. MSRI Partners and MSRII GP are the General Partners of MSRI LP and MSRII LP, respectively. The business address of Mr. Levinson is 120 Post Road West, Suite 101, Westport, CT 06880. Mr. Levinson disclaims beneficial ownership of all shares and warrants beneficially owned by the MSRA Persons.
(12)	Based upon a Schedule 13D/A filed with the SEC by MSR Advisors, Inc. and certain affiliates on January 4, 2007. The filing reports 1,320,270 shares of Common Stock and warrants to purchase 50,000 shares of Common Stock beneficially owned (warrants to purchase 10,000 shares were subsequently exercised) in the aggregate by MSR Advisors, Inc., a Connecticut corporation (“MSRA”); MSR I SBIC Partners, LLC, a Connecticut limited liability company (“MSRI Partners”); MSR I SBIC, L.P., a Delaware limited partnership (“MSRI LP”); MSR Fund II L.P., a Delaware limited partnership (“MSRII LP”); and MSR Fund II GP, LLC, a Delaware limited liability company (“MSRII GP”). Of such shares, MSRA has sole voting and dispositive power with respect to the 40,000 shares subject to the warrants and shared voting and dispositive power with respect to 1,320,270 shares; MSRI LP has sole voting and dispositive power with respect to 879,730 shares; MSRI Partners has shared voting and dispositive power with respect to 879,730 shares; MSRII LP has sole voting and dispositive power with respect to 440,540 shares; and MSRII GP has shared voting and dispositive power with respect to 440,540 shares. MSRA is the manager of MSRI Partners and MSRII GP, and investment advisor to MSRI LP and MSRII LP. The business address of MSRA, MSRI Partners, MSRI LP, MSRII LP, and MSRII GP is 120 Post Road West, Suite 101, Westport, CT 06880. Each of MSRA, MSRI Partners, MSRI LP, MSRII LP, and MSRII GP (each an “MSRA Person”) disclaims beneficial ownership of all shares and warrants of the Company beneficially owned by the other MSRA Persons, except to the extent such person has sole voting and dispositive power with respect to such securities.
(13)	Based upon a Schedule 13G filed with the SEC by Utility Service Holding Co., Inc. (“USHC”) on February 23, 2011. The filing reports 1,110,850 shares of Common Stock beneficially owned by USHC, a Georgia corporation. USHC has sole voting and dispositive powers with respect to the shares. The address for USHC is P.O. Box 120, Warthen, GA 31094. We understand that the shares reported by USHC are included in the number of shares reported by NSB (see note (9) above).
(14)	Based upon a Schedule 13G filed jointly with the SEC on June 3, 2010 by Prairie Fire Capital, LLC (“PFC”), a Delaware limited liability company; Ptolemy Capital, LLC (“PC”), a Delaware limited liability company; Westwind Investors, LP (“WI”), a Delaware limited partnership; the Stone Family Foundation, a Delaware not-for-profit corporation; and John W. Blackburn (together the “Reporting Persons”). The filing reports 817,106 shares of Common Stock beneficially owned by Mr. Blackburn, a manager of PFC, PC and WI, who has sole voting and dispositive powers with respect to the shares. The address for the Reporting Persons is 917 Tahoe Boulevard, Suite 200, Incline Village, NV 89451.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total amount of compensation paid to or earned by the “Named Executive Officers” for services in all capacities for the fiscal years ended January 31, 2012 and 2011. Our Named Executive Officers included the Company’s CEO and CFO, and the Chief Executive Officer and President of Gemma Power Systems (“Gemma”).

Name and Principal Position	Fiscal Year	Salary Earned	Bonus Earned	Stock Option Awards(1)	All Other Compensation(2)	Total Compensation
Rainer H. Bosselmann	2012	$200,000	$125,000	$49,000	$1,200	$375,200
Chief Executive Officer	2011	200,000	125,000	79,300	1,200	405,500
Arthur F. Trudel	2012	$200,000	$100,000	$49,000	$2,080	$351,080
Senior Vice President, Chief Financial Officer and Corporate Secretary	2011	200,000	100,000	79,300	1,760	381,060
William F. Griffin, Jr.	2012	$533,333	$500,000	$—	$18,000	$1,051,333
Vice Chairman and Chief Executive Officer, Gemma Power Systems	2011	200,000	800,000	$—	18,000	1,018,000
Daniel L. Martin	2012	$275,000	$225,000	$111,300	$12,000	$623,300
President, Gemma Power Systems	2011	308,935	200,000	352,000	11,750	872,685

(1)	Amounts represent the aggregate award date fair value computed in accordance with the current guidance provided by generally accepted accounting principles in the United States, and reflect the assumptions discussed in Note 15 – Stock Based Compensation of our consolidated financial statements included in Item 8 of our Form 10-K Annual Report for the year ended January 31, 2012.
(2)	Amounts represent matching contributions made pursuant to the Company’s 401(k) plan for Messrs. Bosselmann and Trudel, and car allowance payments for Messrs. Griffin and Martin.

Executive Officers Who Are Not Directors

Mr. Trudel, age 62, has been our Corporate Secretary since April 2006, our Senior Vice President and Chief Financial Officer since May 2003 and a corporate officer of the Company since January 2003. From 1997 to 2002, Mr. Trudel served as Chief Financial Officer of Arguss Communications, Inc. From 1988 to 1997, Mr. Trudel was Senior Vice President and Chief Financial Officer of JHM Capital Corporation.

Mr. Martin, age 54, has been the President of Gemma since February 8, 2010. Prior to that date, Mr. Martin was Senior Vice President and General Manager of the operating division in Reading, Pennsylvania, for WorleyParsons, a provider of professional services to the energy sector. In that capacity, Mr. Martin was responsible for the performance of the division, which conducts preliminary engineering, detailed design, procurement, construction management and other support services for electric generating facilities including those operating on fossil, nuclear and renewable fuels.

Summary of Employment Arrangements

Rainer H. Bosselmann and Arthur F. Trudel. On January 3, 2005, the Company entered into substantially similar employment agreements with (i) Rainer H. Bosselmann as its Chief Executive Officer, and (ii) Arthur F. Trudel as its Senior Vice President, Chief Financial Officer and Corporate Secretary (each, an “Executive”). Pursuant to the employment agreements, the Company agreed to employ each Executive for an initial term of one year, which term automatically renews for successive one year periods unless the Company or the Executive provides at least 90 days prior written notice of its or his election not to renew. Currently, the employment term anniversary date is January 3 for both Mr. Bosselmann and Mr. Trudel. The agreements provide for each Executive to receive during the employment period an annual base salary of $150,000, subject to increase (but may not be reduced) from time to time in such amounts as the Company, in its reasonable discretion, deems to be appropriate, and an annual bonus in the discretion of the Board of Directors of the Company, subject to the satisfaction of reasonable performance criteria established for the Executive with respect to such year. During the fiscal year ended January 31, 2007, the annual base salary for each Executive was increased to $200,000. The agreements further provide that each Executive may participate in any stock option, incentive and similar plans established by the Company and shall be granted stock options and other benefits similar to options and benefits granted to other executives, subject in all cases to the satisfaction by the Executive of the terms and conditions of such plans and to the reasonable exercise by the Board of any discretion granted to it or them thereunder.

The Board of Directors awarded cash bonuses to the Executives in April 2012 and 2011, in each case relating to the the fiscal years ended January 31, 2012 and 2011, respectively. For Mr. Bosselmann, the bonus awards were $125,000 for each year. For Mr. Trudel, the bonus awards were $100,000 for each year.

Options to purchase shares of Common Stock are typically awarded to the Company’s CEO and CFO subsequent to each fiscal year end by the Board of Directors. As the stock options usually vest on the one-year anniversary of the date of award, the compensation related to the stock option awards is recorded ratably over the one-year period subsequent to the award date. Non-qualified options to purchase 25,000 shares of our Common Stock were awarded to Mr. Bosselmann and Mr. Trudel in February 2009 with exercise prices per share of $12.21. Non-qualified stock options were also awarded to the Company’s CEO and CFO in April 2010, 2011 and 2012, covering, for each year, 10,000 shares for each Executive with per share exercise prices of $13.64, $8.97 and 16.47, respectively. Each of the awards identified above becomes exercisable on the one-year anniversary of the grant date and expires on the ten-year anniversary of the grant date.

Under the employment agreement for each Executive, in the event that an Executive’s employment is terminated for any of the reasons specified below or there occurs a “change in control,” the Executive will receive as severance pay in a single lump sum payment, an amount equal to twenty-four (24) months of his base salary within thirty (30) days after the Executive’s termination of employment or change of control, as the case may be, based on twelve (12) times the Executive’s final full month salary at the date the Executive’s employment ceases or at the date of the change in control, as the case may be, without reduction or offset for any other monies which the Executive may thereafter earn or be paid. The reasons which cause severance pay to be paid to an Executive include:

(i)	termination by the Executive because of a material diminution of the Executive’s duties, authority or responsibility, or a material impairment by action of the Company of his ability to perform his duties and responsibilities, regardless of whether such diminution is accompanied by a change in the Executive’s title with the Company;

(ii)	termination by the Executive because of a material breach by the Company of any provision of the employment agreement, which breach continues for a period of thirty (30) days after written notice of such breach is given by the Executive to the Company; and

(iii)	termination by the Company at any time without cause, including notice of non-renewal of the employment agreement.

Each Executive shall also be entitled for a period of twenty-four (24) months from the termination of his employment or a change in control, as the case may be, to the continuation of all benefits provided to the Executive, excluding sick and vacation time, subject to any applicable employee co-payments. If an Executive’s employment is terminated by the Company by reason of the Executive’s death, disability or “for cause” or voluntarily by the Executive for any reason other than as set forth in the preceding paragraph, the Company will not be obligated to make any payments to the Executive by reason of his cessation of employment other than such amounts, if any, of his base salary that have accrued and remain unpaid and such other amounts which may then otherwise be payable to the Executive from the Company’s benefit plans or reimbursement policies, if any.

William F. Griffin, Jr. The Company entered into an employment agreement with Mr. Griffin in December 2006 in connection with our acquisition of GPS. As later amended, the employment agreement established annual adjusted EBITDA hurdle amounts for GPS, but the amounts of annual bonus payable upon the achievement by GPS of the adjusted EBITDA targets were to be determined at the discretion of the Board of Directors. The amendment also allowed the Board of Directors the discretion to award additional bonus amounts for special or extraordinary achievements. Reflecting the strong profit performance of GPS for the year ended January 31, 2011, the Board of Directors agreed that Mr. Griffin earned a cash bonus in the amount of $800,000 as he assumed the sole leadership of GPS after the passing of Mr. Joel M. Canino, the other co-founder of GPS.

On April 19, 2011, we entered into an Amended and Restated Employment Agreement with Mr. Griffin. Pursuant to the new agreement, the initial term of his employment will be three (3) years, commencing on April 1, 2011, and will automatically renew for successive one (1) year periods unless sooner terminated by us or him. Mr. Griffin’s initial annual base salary was increased from $200,000 to $600,000 for the first year of the initial three (3) year term, and any increase in base salary after the first year will be negotiated in good faith by the parties. For each of our fiscal years occurring within, or partially within, the term of Mr.Griffin’s employment, he will be eligible for bonuses for special or extraordinary circumstances or occurrences as, in the sole discretion of the Board of Directors, may merit special consideration for him. Mr. Griffin will be entitled to a minimum bonus of $400,000 for each of our fiscal years occurring within, or partially within, the term of his employment (prorated as necessary for any such partial fiscal year) and payable upon the completion of each fiscal year. Pursuant to the approval of the full Board of Directors, Mr Griffin was paid a bonus in the amount of $500,000 for the fiscal year ended January 31, 2012.

The new employment agreement with Mr. Griffin requires us to maintain and pay the premiums on a key-man term life insurance policy on his life. Such key-man term life insurance policy will name Argan, Inc. as the sole beneficiary, be in an amount of not less than $5,000,000 and remain in full force and effect for the term of Mr. Griffin’s employment or until expiration of the term of the policy. Upon the termination of Mr. Griffin’s employment for any reason, we will assign to him any and all rights which we may have in and to the key-man term life insurance policy for the value of the prepaid unearned premium. Mr. Griffin is also subject to certain confidentiality provisions, and during the term of his employment and for two (2) years thereafter, he is subject to certain non-competition and non-solicitation covenants as described in the new employment agreement.

Under the employment agreement, in the event that Mr. Griffin’s employment is terminated by us at our convenience or by Mr. Griffin for good reason, he will be entitled to receive severance benefits as follows: (i) Mr. Griffin will continue to receive his salary for the duration of the then-current term; (ii) a pro rata share of the minimum bonus (calculated based upon the elapsed portion of our fiscal year in which the employment termination occurs); and (iii) continued participation in our health and benefit plans and programs for the duration of the then-current term, or, in the case of our health plan(s), until he becomes eligible for health insurance from another source other than Medicare. In the event that Mr. Griffin’s employment is terminated as a result of death or disability, he or his surviving spouse or estate, as applicable, will be entitled to receive a pro rata share of the minimum bonus (calculated based upon the elapsed portion of our fiscal year in which the employment termination occurs) and applicable health, disability or death benefits, if any, offered by us, subject to the eligibility requirements of such benefits. In addition, Mr. Griffin, or his surviving spouse or estate as applicable, shall be entitled to receive his salary and benefits accrued, reimbursement of expenses properly incurred and payment for all accrued vacation calculated in accordance with the standard payroll practices of GPS, in each case through the date of termination, disability or death.

Daniel L. Martin. Mr. Martin joined us as the President of GPS in February 2010. His employment arrangement includes a base annual salary of $275,000, provides for normal participation in the standard employee benefit programs of GPS, and pays a monthly car allowance in the amount of $1,000. He is eligible for an annual cash bonus based on a combination of considerations including the EBITDA performance of GPS for the previous fiscal year and his personal accomplishments. For the fiscal years ended January 31, 2012 and 2011, Mr. Martin was paid cash bonus amounts of $225,000 and $200,000, respectively. In connection with his joining GPS, the Board of Directors in February 2010 awarded Mr. Martin a non-qualified option to purchase 50,000 shares of our common stock at a per share purchase price of $16.00. This stock option became exercisable in February 2011 and expires in February 2015. In April 2011, the Board of Directors awarded Mr. Martin a non-qualified option to purchase 30,000 shares of our Common Stock at a per share purchase price of $8.97. This stock option became exercisable in April 2012 and expires in April 2016. In April 2012, the Board of Directors awarded Mr. Martin a non-qualified option to purchase 15,000 shares of our Common Stock at a per share purchase price of $16.47. This award becomes exercisable in April 2013 and expires in April 2022.

Outstanding Equity Awards Table

The following table sets forth certain information concerning exercisable and unexercisable warrants and options to purchase shares of Common Stock that were held by our Named Executive Officers (identified in the Summary Compensation table above) as of January 31, 2012. There are no outstanding stock options for Mr. Griffin.

	Number of Securities Underlying Unexercised Warrants and Options(1)		Exercise	Expiration
Name	Exercisable	Unexercisable(2)	Price/Share	Date
Rainer H. Bosselmann	60,000	—	$7.75	12/31/2012
	33,100	—	2.65	6/21/2016
	40,000	—	11.70	2/6/2018
	25,000	—	12.21	2/25/2019
	10,000	—	13.64	4/6/2020
	—	10,000	8.97	4/5/2021

Arthur F. Trudel	60,000	—	$7.75	12/31/2012
	4,124	—	2.15	4/20/2016
	40,000	—	11.70	2/6/2018
	25,000	—	12.21	2/25/2019
	10,000	—	13.64	4/6/2020
	—	10,000	8.97	4/5/2021

Daniel L. Martin	50,000	—	$16.00	2/18/2015
	—	30,000	8.97	4/5/2016

(1)	The Argan, Inc. 2011 Stock Plan does not allow the cancellation of existing options to purchase shares of our Common Stock in connections with the award of a new option.
(2)	The nonvested options to purchase 10,000 shares of Common Stock awarded to Messrs. Bosselmann and Trudel each became exercisable on April 5, 2012. The nonvested option to purchase 30,000 shares of our Common Stock awarded to Mr. Martin became exercisable on April 5, 2012.

Code of Ethics

We have established a Code of Ethics for Senior Officers that applies to our CEO and CFO. The Code of Ethics embodies our commitment to the highest standards of ethical and professional conduct and imposes a higher standard of honesty and integrity than the Company’s Code of Conduct that applies to, and is acknowledged in writing by, all of our employees. The Board of Directors, or the Audit Committee, shall determine, or designate appropriate persons to determine, remedial actions to be taken in the event of a violation of the Code of Ethics and has full and discretionary authority to approve any amendment to or waiver from this Code of Ethics for senior officers. Any such amendment or waiver will be promptly disclosed as required by applicable law or regulation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended January 31, 2012, Messrs. Quinn, Jordan and Leimkuhler served on the Compensation Committee. There were no compensation committee interlocks between the Company and other entities involving our executive officers and directors.

COMPLIANCE UNDER SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 and related regulations require that the Company’s directors, certain officers, and any persons holding more than 10% of our Common Stock (“Reporting Persons”) to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates have been established, and we are required to disclose any failure to file by these dates during the fiscal year ended January 31, 2012 in this Proxy Statement.

In making this disclosure, we have relied solely on its review of copies of Section 16(a) reports filed with the SEC and representations received by us from Reporting Persons, without conducting any independent investigations of its own.

We believe that each of the Reporting Persons timely filed Forms 3, 4 and 5 with the SEC during the fiscal year ended January 31, 2012, except that Messrs. Bosselmann, Trudel and Jordan were each late in filing one report.

STOCKHOLDER NOMINATIONS AND PROPOSALS; DEADLINE FOR SUBMISSION OF

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL STOCKHOLDERS MEETING

Our Certificate of Incorporation provides that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2013 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of the Company by January 16, 2013. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Article Thirteen and Fourteen of our Certificate of Incorporation.

Stockholders are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the SEC and our bylaws and Certificate of Incorporation. Stockholders wishing to present a proposal at our 2013 Annual Meeting of Stockholders must submit such proposal not less than 70 days prior to the next scheduled annual meeting or if less than 70 days prior notice of the next meeting is provided to our stockholders, within 10 days of the announcement of the next annual meeting.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders may communicate with the Board of Directors, or any of the our individual directors, by sending their communications to the Board of Directors, or to any individual director, at the following address:

Board of Directors of Argan, Inc.

c/o Corporate Secretary

One Church Street, Suite 201

Rockville, Maryland 20850

All stockholder communications received by our Corporate Secretary will be delivered to one or more members of the Board of Directors, or, in the case of communications sent to an individual director, to such director.

OTHER BUSINESS

We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

VOTE BY INTERNET OR TELEPHONE Q U I C K ? ? ? E A S Y ? ? ? I M M E D I AT E As a stockholder of Argan, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 25, 2012. Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE ? FOLD AND DETACH HERE AND READ THE REVERSE SIDE ? PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. Please mark your votes like this 1. The election of eight directors to our Board of Directors, each to serve until our 2013 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal. FOR ALL Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed 2. The ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year ending January 31, 2013. FOR AGAINST ABSTAIN (01) Rainer H. Bosselmann (02) Henry A. Crumpton (03) Cynthia A. Flanders (04) William F. Griffin, Jr. (05) William F. Leimkuhler (06) W.G. Champion Mitchell (07) James W. Quinn (08) Brian R. Sherras to the left) 3. The transaction of any other business that may properly come before the 2012 Annual Meeting of Stockholders or any adjournment or postpone- ment of the meeting. (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature Date , 2012. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held June 26, 2012. The Proxy Statement and the 2012 Annual Report to Stockholders are available at http://www.cstproxy.com/arganinc/2012 ? FOLD AND DETACH HERE AND READ THE REVERSE SIDE ? PROXY Argan, Inc. One Church Street, Suite 201 Rockville, Maryland 20850 June 26, 2012 The accompanying proxy is solicited on behalf of the Board of Directors of Argan, Inc., a Delaware corporation (referred to herein as “Argan” or the “Company”), for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 26, 2012 at 11:00 a.m., local time, at the offices of Allen & Company LLC, located at 711 Fifth Avenue, 10th Floor, New York, New York 10022. The Proxy Statement and this accompanying proxy card are being mailed starting on or about May 15, 2012 to stockholders of record on April 30, 2012. Our Annual Report on Form 10-K for the fiscal year ended January 31, 2012 is enclosed with the Proxy Statement. At the Annual Meeting, stockholders will be asked to consider and vote upon two proposals: (1) the election of eight directors to serve until the 2013 Annual Meeting of Stockholders and (2) the ratification of the appointment of the Company’s independent registered public accountants. If a proxy is properly executed and returned to the Company via either the Internet, telephone or mail in time for the Annual Meeting and is not revoked prior to the time it is exercised, the shares represented by the proxy will be voted in accordance with the directions specified therein for the matters listed on the proxy card. Unless the proxy specifies that it is to be voted against or is an abstention on a listed matter, proxies will be voted “FOR” each of the two proposals set forth on the reverse side and otherwise in the discretion of the proxy holders as to any other matter that may come before the Annual Meeting. (Continued, and to be marked, dated and signed, on the other side)